EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS

2008 SECOND QUARTER RESULTS

Second Quarter 2008

Net Operating Loss Per Share -- $0.09

Net Loss Per Share -- $0.07

Catastrophe and Storm Losses Per Share – $1.12

GAAP Combined Ratio – 116.0%

Annual Operating Income Guidance Per Share – $1.20 to $1.45

DES MOINES, Iowa (July 24, 2008) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) today reported that record storm losses during the second quarter of 2008 resulted in an operating loss of $1,181,000 ($0.09 per share) for the quarter. This compares to record second quarter operating income of $13,849,000 ($1.01 per share) reported in the second quarter of 20071. For the first six months of 2008, operating income was $8,930,000 ($0.65 per share), compared to $27,708,000 ($2.01 per share) in 2007.

“Midwest storm losses were the driving force behind our second quarter results,” stated President and CEO Bruce G. Kelley. “The Company’s underlying book of business continued to perform reasonably well and within expectations, given the competitive market conditions; however, catastrophe and storm losses more than doubled to a record $23,518,000 ($1.12 per share after tax) from $9,790,000 ($0.46 per share after tax) in the second quarter of 2007. Storm losses added 24.3 percentage points to the second quarter combined ratio, compared to 9.8 points in the second quarter of 2007,” said Kelley. “The record level of storm losses, combined with an expected decline in the amount of favorable development experienced on prior years’ reserves and a reduction in premium rate levels, generated a combined ratio of 116.0 percent in the second quarter, compared to 91.2 percent in the second quarter of 2007.”

The net loss for the second quarter of 2008, including realized investment gains/losses, totaled $940,000 ($0.07 per share) compared to net income of $13,990,000 ($1.02 per share) for the second quarter of 2007. For the first six months of 2008, net income was $7,279,000 ($0.53 per share), compared to $28,692,000 ($2.09 per share) in 2007.

For the first six months of 2008, catastrophe and storm losses totaled $29,248,000 ($1.39 per share) compared to $12,261,000 ($0.58 per share) in 2007, and the combined ratio was 106.6 percent compared to 91.2 percent in 2007. Catastrophe and storm losses added 15.3 percentage points to the combined ratio in the first six months of 2008, compared to 6.3 points in 2007. Assuming normal storm activity for the remainder of the year, management is currently projecting that catastrophe and storm losses will approximate 11.5 percent of earned premiums in 2008, compared to an average of 5.4 percent of earned premiums during the period 1998 through 2007.

“The past three months have been challenging - not only for us, but for our policyholders,” stated Kelley. “We have witnessed first hand the pain and suffering that has resulted from the devastating Midwest storm activity and we know that our policyholders are counting on us to help them get their lives back in order. We take that responsibility very seriously, and I am proud of our quick response to those policyholders in their time of need.”

Premiums earned decreased 2.9 percent to $96,618,000 for the second quarter of 2008 from $99,499,000 for the same period in 2007. For the first six months of 2008, premiums earned declined 1.2 percent to $191,595,000 from $194,005,000 in 2007. Premium income was down 1.7 percent in the property and casualty insurance segment during the second quarter of 2008 as new business premium was not sufficient to offset the premium lost from declining premium rates and business not renewed, while the reinsurance segment was down 7.8 percent due to declining premium rates and the loss of a few accounts.

“As expected, premium rates continued to decline moderately during the first half of 2008 and we expect this trend to continue during the remainder of the year,” stated Kelley. “The declining premium rate environment makes it difficult to attain top-line growth. Since we are focused on maintaining our underwriting discipline, we are willing to walk away from underpriced business.”

Investment income increased 3.0 percent to $11,999,000 for the second quarter of 2008 from $11,655,000 for the same period in 2007. For the first six months of 2008, investment income increased 1.3 percent to $23,940,000 from $23,643,000 in 2007.

The Company experienced $10,053,000 ($0.48 per share after tax) of favorable development on prior years’ reserves in the second quarter of 2008, compared to $13,411,000 ($0.63 per share after tax) in the second quarter of 2007. For the first six months of 2008, favorable development totaled $25,942,000 ($1.23 per share after tax), compared to $31,501,000 ($1.49 per share after tax) for the same period in 2007. It is important to note that, on an aggregate basis, much of this favorable development is attributed to the final settlement of closed claims.

At June 30, 2008, consolidated assets totaled $1.2 billion, including $1.0 billion in the investment portfolio; stockholders’ equity was $346.2 million; and the net book value of the Company’s stock was $25.52 per share, a decrease of 2.4 percent from $26.15 per share at December 31, 2007.

On July 3, 2008, the Company lowered its annual operating income guidance to a range of $1.20 per share to $1.45 per share. Management affirms that guidance.

On March 10, 2008, the Company’s Board of Directors authorized a $15 million stock repurchase program. This program became effective immediately and does not have an expiration date. The timing and terms of the purchases are determined by management based on market conditions and are conducted in accordance with the applicable rules of the SEC. Common stock purchased under this program is being retired by the Company. As of June 30, 2008, 254,366 shares of stock had been repurchased at a cost of approximately $7.0 million. Additional repurchases have been made during July, bringing the total, as of July 16, 2008, to 324,942 shares at a cost of approximately $8.7 million. The Company’s parent organization, Employers Mutual Casualty Company, has a stock purchase program in effect as well with about $4.5 million of its $15 million authorization remaining. This program will remain dormant while the Company’s repurchase program is active.

The Company will host an earnings call in conjunction with today’s release. The teleconference will begin at 11:00 a.m. eastern daylight time, July 24, 2008, to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the Company’s quarterly results, as well as its expectations for the remainder of 2008. Dial-in information for the call is toll-free 1-877-407-8031 (International: 201-689-8031). The event will be archived and available for digital replay through August 7, 2008. The replay access information is toll-free 1-877-660-6853 (International: 201-612-7415); passcodes (both required for playback) are account no. 286; conference ID no. 290299. A webcast of the teleconference will be presented by PrecisionIR and can be accessed at http://www.investorcalendar.com or from the Company’s investor relations page at www.emcinsurance.com. The archived webcast will be available until October 24, 2008. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K. Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project” or similar expressions. Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Consolidated Statements of Income schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended June 30, 2008	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 78,463,944	$ 18,153,752	$ -	$ 96,617,696
Investment income, net	8,947,910	3,010,099	41,345	11,999,354
Other income	160,571	-	-	160,571
	87,572,425	21,163,851	41,345	108,777,621
Losses and expenses:
Losses and settlement expenses	66,543,098	13,793,879	-	80,336,977
Dividends to policyholders	1,851,840	-	-	1,851,840
Amortization of deferred policy acquisition costs	18,367,821	3,526,349	-	21,894,170
Other underwriting expenses	7,680,153	330,283	-	8,010,436
Interest expense	225,000	-	-	225,000
Other expenses	154,370	(77,770)	333,419	410,019
	94,822,282	17,572,741	333,419	112,728,442
Operating income (loss) before income taxes	(7,249,857)	3,591,110	(292,074)	(3,950,821)
Realized investment gains	291,436	79,534	-	370,970
Income (loss) before income taxes	(6,958,421)	3,670,644	(292,074)	(3,579,851)
Income tax expense (benefit):
Current	(3,066,352)	1,541,311	(102,226)	(1,627,267)
Deferred	(362,376)	(649,878)	-	(1,012,254)
	(3,428,728)	891,433	(102,226)	(2,639,521)
Net income (loss)	$ (3,529,693)	$ 2,779,211	$ (189,848)	$ (940,330)
Average shares outstanding				13,653,462
Per Share Data:
Net income (loss) per share - basic and diluted	$ (0.26)	$ 0.20	$ (0.01)	$ (0.07)
Decrease in provision for
insured events of prior years (after tax)	$ 0.29	$ 0.19	$ -	$ 0.48
Catastrophe and storm losses (after tax)	$ (1.05)	$ (0.07)	$ -	$ (1.12)
Dividends per share				$ 0.18
Other Information of Interest:
Net Written Premiums	$ 79,918,030	$ 16,835,091	$ -	$ 96,753,121
Decrease in provision for
insured events of prior years	$ (5,983,669)	$ (4,069,662)	$ -	$ (10,053,331)
Catastrophe and storm losses	$ 21,966,957	$ 1,550,556	$ -	$ 23,517,513
GAAP Combined Ratio:
Loss ratio	84.8%	76.0%	-	83.1%
Expense ratio	35.6%	21.2%	-	32.9%
	120.4%	97.2%	-	116.0%

	Property and
	Casualty		Parent
Quarter Ended June 30, 2007	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 79,803,159	$ 19,695,525	$ -	$ 99,498,684
Investment income, net	8,667,075	2,926,302	61,196	11,654,573
Other income	151,024	-	-	151,024
	88,621,258	22,621,827	61,196	111,304,281
Losses and expenses:
Losses and settlement expenses	45,735,919	10,678,193	-	56,414,112
Dividends to policyholders	2,794,606	-	-	2,794,606
Amortization of deferred policy acquisition costs	18,650,398	3,843,089	-	22,493,487
Other underwriting expenses	8,900,095	114,823	-	9,014,918
Interest expense	193,125	84,975	-	278,100
Other expenses	176,329	171,008	202,355	549,692
	76,450,472	14,892,088	202,355	91,544,915
Operating income (loss) before income taxes	12,170,786	7,729,739	(141,159)	19,759,366
Realized investment gains	184,283	32,568	-	216,851
Income (loss) before income taxes	12,355,069	7,762,307	(141,159)	19,976,217
Income tax expense (benefit):
Current	4,125,132	2,342,205	(49,406)	6,417,931
Deferred	(437,158)	5,017	-	(432,141)
	3,687,974	2,347,222	(49,406)	5,985,790
Net income (loss)	$ 8,667,095	$ 5,415,085	$ (91,753)	$ 13,990,427
Average shares outstanding				13,761,285
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.63	$ 0.39	$ -	$ 1.02
Decrease in provision for
insured events of prior years (after tax)	$ 0.46	$ 0.17	$ -	$ 0.63
Catastrophe and storm losses (after tax)	$ (0.44)	$ (0.02)	$ -	$ (0.46)
Dividends per share				$ 0.17
Other Information of Interest:
Net Written Premiums	$ 83,788,100	$ 19,566,392	$ -	$ 103,354,492
Decrease in provision for
insured events of prior years	$ (9,724,759)	$ (3,686,198)	$ -	$ (13,410,957)
Catastrophe and storm losses	$ 9,417,254	$ 372,662	$ -	$ 9,789,916
GAAP Combined Ratio:
Loss ratio	57.3%	54.2%	-	56.7%
Expense ratio	38.0%	20.1%	-	34.5%
	95.3%	74.3%	-	91.2%

	Property and
	Casualty		Parent
Six Months Ended June 30, 2008	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 157,554,354	$ 34,041,127	$ -	$ 191,595,481
Investment income, net	17,937,726	5,922,765	79,096	23,939,587
Other income	307,898	-	-	307,898
	175,799,978	39,963,892	79,096	215,842,966
Losses and expenses:
Losses and settlement expenses	114,177,940	26,165,745	-	140,343,685
Dividends to policyholders	2,276,008	-	-	2,276,008
Amortization of deferred policy acquisition costs	37,277,761	7,127,506	-	44,405,267
Other underwriting expenses	16,000,163	1,129,738	-	17,129,901
Interest expense	439,375	-	-	439,375
Other expenses	298,876	294,203	634,937	1,228,016
	170,470,123	34,717,192	634,937	205,822,252
Operating income (loss) before income taxes	5,329,855	5,246,700	(555,841)	10,020,714
Realized investment losses	(1,767,491)	(773,516)	-	(2,541,007)
Income (loss) before income taxes	3,562,364	4,473,184	(555,841)	7,479,707
Income tax expense (benefit):
Current	(684,273)	1,959,315	(194,544)	1,080,498
Deferred	265,517	(1,144,964)	-	(879,447)
	(418,756)	814,351	(194,544)	201,051
Net income (loss)	$ 3,981,120	$ 3,658,833	$ (361,297)	$ 7,278,656
Average shares outstanding				13,715,977
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.29	$ 0.27	$ (0.03)	$ 0.53
Decrease in provision for insured
events of prior years (after tax)	$ 0.93	$ 0.30	$ -	$ 1.23
Catastrophe and storm losses (after tax)	$ (1.31)	$ (0.08)	$ -	$ (1.39)
Dividends per share				$ 0.36
Book value per share				$ 25.52
Effective tax rate				2.7%
Annualized net income as a percent of beg. SH equity				4.0%
Other Information of Interest:
Net Written Premiums	$ 154,297,213	$ 33,547,728	$ -	$ 187,844,941
Decrease in provision for
insured events of prior years	$ (19,709,342)	$ (6,232,493)	$ -	$ (25,941,835)
Catastrophe and storm losses	$ 27,615,451	$ 1,632,310	$ -	$ 29,247,761
GAAP Combined Ratio:
Loss ratio	72.5%	76.9%	-	73.3%
Expense ratio	35.2%	24.2%	-	33.3%
	107.7%	101.1%	-	106.6%

	Property and
	Casualty		Parent
Six Months Ended June 30, 2007	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 159,007,479	$ 34,997,590	$ -	$ 194,005,069
Investment income, net	17,561,611	5,947,671	133,258	23,642,540
Other income	270,901	-	-	270,901
	176,839,991	40,945,261	133,258	217,918,510
Losses and expenses:
Losses and settlement expenses	87,733,362	22,156,710	-	109,890,072
Dividends to policyholders	3,736,715	-	-	3,736,715
Amortization of deferred policy acquisition costs	37,630,571	6,641,057	-	44,271,628
Other underwriting expenses	17,982,447	998,364	-	18,980,811
Interest expense	386,250	169,950	-	556,200
Other expenses	473,226	175,800	484,026	1,133,052
	147,942,571	30,141,881	484,026	178,568,478
Operating income (loss) before income taxes	28,897,420	10,803,380	(350,768)	39,350,032
Realized investment gains	1,326,276	187,015	-	1,513,291
Income (loss) before income taxes	30,223,696	10,990,395	(350,768)	40,863,323
Income tax expense (benefit):
Current	9,911,901	3,448,199	(122,769)	13,237,331
Deferred	(739,551)	(326,285)	-	(1,065,836)
	9,172,350	3,121,914	(122,769)	12,171,495
Net income (loss)	$ 21,051,346	$ 7,868,481	$ (227,999)	$ 28,691,828
Average shares outstanding				13,756,816
Per Share Data:
Net income (loss) per share - basic and diluted	$ 1.53	$ 0.57	$ (0.01)	$ 2.09
Decrease in provision for
insured events of prior years (after tax)	$ 1.21	$ 0.28	$ -	$ 1.49
Catastrophe and storm losses (after tax)	$ (0.56)	$ (0.02)	$ -	$ (0.58)
Dividends per share				$ 0.34
Book value per share				$ 24.18
Effective tax rate				29.8%
Annualized net income as a percent of beg. SH equity				18.6%
Other Information of Interest:
Net Written Premiums	$ 158,941,580	$ 34,373,121	$ -	$ 193,314,701
Decrease in provision for
insured events of prior years	$ (25,509,757)	$ (5,991,590)	$ -	$ (31,501,347)
Catastrophe and storm losses	$ 11,851,896	$ 409,134	$ -	$ 12,261,030
GAAP Combined Ratio:
Loss ratio	55.2%	63.3%	-	56.6%
Expense ratio	37.3%	21.8%	-	34.6%
	92.5%	85.1%	-	91.2%

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	June 30,	December 31,
	2008	2007
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost
(fair value $673,268 and $688,728)	$ 619,366	$ 636,969
Securities available-for-sale, at fair value
(amortized cost $766,998,980 and $766,462,351)	777,601,051	785,253,286
Fixed maturity securities on loan:
Securities available-for-sale, at fair value
(amortized cost $25,431,883 and $58,865,232)	25,471,094	58,994,666
Equity securities available-for-sale, at fair value
(cost $96,791,488 and $97,847,545)	131,165,279	139,427,726
Other long-term investments, at cost	84,481	101,988
Short-term investments, at cost	94,566,911	53,295,310
Total investments	1,029,508,182	1,037,709,945

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	36,213,312	33,272,405
Prepaid reinsurance premiums	3,900,139	4,465,836
Deferred policy acquisition costs	34,198,513	34,687,804
Defined benefit retirement plan, prepaid asset	10,778,698	11,451,758
Other assets	3,692,486	2,488,309

Cash	(55,305)	262,963
Accrued investment income	11,230,748	11,288,005
Accounts receivable	296,872	81,141
Income taxes recoverable	4,447,824	3,595,645
Deferred income taxes	8,201,093	1,682,597
Goodwill	941,586	941,586
Securities lending collateral	26,273,030	60,785,148
Total assets	$ 1,169,627,178	$ 1,202,713,142

	June 30,	December 31,
	2008	2007
LIABILITIES
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$ 563,712,646	$ 551,602,006
Unearned premiums	153,812,154	158,156,683
Other policyholders' funds	6,738,124	8,273,187
Surplus notes payable	25,000,000	25,000,000
Indebtedness to related party	7,797,261	5,918,396
Employee retirement plans	11,405,534	10,518,351
Other liabilities	28,735,279	22,107,379

Securities lending obligation	26,273,030	60,785,148
Total liabilities	823,474,028	842,361,150

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
shares; issued and outstanding, 13,562,099
shares in 2008 and 13,777,880 shares in 2007	13,562,099	13,777,880
Additional paid-in capital	102,158,604	108,030,228
Accumulated other comprehensive income	32,712,994	42,961,904
Retained earnings	197,719,453	195,581,980
Total stockholders' equity	346,153,150	360,351,992
Total liabilities and stockholders' equity	$ 1,169,627,178	$ 1,202,713,142

The Company had total cash and invested assets with a carrying value of $1.0 billion as of June 30, 2008 and December 31, 2007. The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	June 30, 2008
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 619	$ 673	0.1%	$ 619
Fixed maturity securities available-for-sale	792,431	803,072	78.0%	803,072
Equity securities available-for-sale	96,791	131,165	12.7%	131,165
Cash	(55)	(55)	-	(55)
Short-term investments	94,567	94,567	9.2%	94,567
Other long-term investments	85	85	-	85
	$ 984,438	$ 1,029,507	100.0%	$ 1,029,453

	December 31, 2007
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 637	$ 689	0.1%	$ 637
Fixed maturity securities available-for-sale	825,328	844,248	81.4%	844,248
Equity securities available-for-sale	97,847	139,428	13.4%	139,428
Cash	263	263	-	263
Short-term investments	53,295	53,295	5.1%	53,295
Other long-term investments	102	102	-	102
	$ 977,472	$ 1,038,025	100.0%	$ 1,037,973

The amortized cost and estimated fair value of securities held-to-maturity and available-for-sale as of June 30, 2008 are as follows:

Held-to-Maturity
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
Mortgage-backed securities	$ 619	$ 54	$ -	$ 673
Total securities held-to-maturity	$ 619	$ 54	$ -	$ 673

	Available-for-Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities	$ 4,727	$ 258	$ -	$ 4,985
U.S. government-sponsored agencies	296,330	2,890	612	298,608
Obligations of states and political subdivisions	306,234	7,383	1,075	312,542
Mortgage-backed securities	38,690	378	25	39,043
Public utility securities	6,002	271	-	6,273
Debt securities issued by foreign governments	6,680	36	-	6,716
Corporate securities	133,768	2,778	1,641	134,905
Total fixed maturity securities	792,431	13,994	3,353	803,072

Common stocks	71,291	40,238	1,896	109,633
Non-redeemable preferred stocks	25,500	-	3,968	21,532
Total equity securities	96,791	40,238	5,864	131,165
Total securities available-for-sale	$ 889,222	$ 54,232	$ 9,217	$ 934,237

NET WRITTEN PREMIUMS

	Three Months Ended		Six Months Ended
	June 30, 2008		June 30, 2008
		Percent of		Percent of
		Increase/		Increase/
	Percent of	(Decrease) in	Percent of	(Decrease) in
	Net Written	Net Written	Net Written	Net Written
	Premiums	Premiums	Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	18.4%	(8.5)%	18.5%	(6.3)%
Liability	18.4%	(7.8)%	18.5%	(6.1)%
Property	15.9%	(1.8)%	15.7%	(0.4)%
Workers' Compensation	15.7%	(0.2)%	15.9%	2.1%
Other	2.6%	3.4%	2.3%	1.9%
Total Commercial Lines	71.0%	(4.7)%	70.9%	(2.9)%

Personal Lines:
Automobile	6.0%	(3.2)%	6.1%	(2.6)%
Property	5.4%	(4.7)%	4.9%	(3.0)%
Liability	0.2%	(8.2)%	0.2%	(6.5)%
Total Personal Lines	11.6%	(4.0)%	11.2%	(2.8)%
Total Property and Casualty Insurance	82.6%	(4.6)%	82.1%	(2.9)%

Reinsurance	17.4%	(14.0)%	17.9%	(2.4)%
Total	100.0%	(6.4)%	100.0%	(2.8)%